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                                                                   Exhibit 24.28

                                POWER OF ATTORNEY


               We, the undersigned officers and directors of Dutchess County Cellular Telephone Company, Inc. (hereinafter "the Company"), hereby severally constitute Everett R. Dobson, Bruce R. Knooihuizen and Ronald L. Ripley, and each of them, severally, our true and lawful attorneys-in-fact, will full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-4 and any and all amendments thereto (include post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

           /s/ Everett R. Dobson               President and Chief Executive            April 20, 2001
--------------------------------------------   Officer (Principal Executive
             Everett R. Dobson                 Officer) and Manager


          /s/ Bruce R. Knooihuizen             Treasurer Chief Financial                April 20, 2001
--------------------------------------------   Officer (Principal Financial
            Bruce R. Knooihuizen               Officer) and Manager


             /s/ Trent LeForce                 Corporate Controller (Principal          April 20, 2001
--------------------------------------------   Accounting Officer)
               Trent LeForce

            /s/ Joseph E. Stumpf
--------------------------------------------   Vice President and Manager               April 20, 2001
              Joseph E. Stumpf


--------------------------------------------   Vice President and Manager               April __, 2001
                Tamara A. Bramel